UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2014 (May 28, 2014)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor
Naples, Florida 34108
(Address of principal executive offices, including zip code)

(239) 552-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Between May 16, 2014 and May 29, 2014, Hertz Global Holdings, Inc. (“Hertz Holdings”) issued 10,116,909 shares of its common stock, par value $0.01 per share (the “Common Stock”), in connection with the conversion of $83,844,000 in aggregate principal amount of Hertz Holdings’ 5.25% Convertible Senior Notes due 2014 (the “Convertible Notes”).  The conversions were effected in accordance with the terms of the indenture governing the Convertible Notes, which provides that the Convertible Notes were convertible at a rate of 120.6637 shares of Common Stock for each $1,000 in principal amount of Convertible Notes (with cash delivered in lieu of any fractional shares).  Hertz Holdings issued the shares of Common Stock in connection with the conversions in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), under Section 3(a)(9) of the Act.

The remaining principal amount of the Convertible Notes not converted as described above was repaid at par upon maturity of the Convertible Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ J. Jeffrey Zimmerman
Name:	J. Jeffrey Zimmerman
Title:	Executive Vice President, General Counsel & Secretary

Date: June 3, 2014